As filed with the Securities and Exchange Commission on December 28, 2012

Registration Nos. 333-30755 and 333-91486

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	6022	04-2976299
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Boston Private Financial Holdings, Inc. 401(k) Profit Sharing Plan

(Full title of the plan)

Clayton G. Deutsch

President and Chief Executive Officer

Boston Private Financial Holdings, Inc.

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William P. Mayer, Esq.

Paul W. Lee, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statements on Form S-8 (the “Registration Statements”) (File Nos. 333-30755 and 333-91486) of Boston Private Financial Holdings, Inc. (the “Registrant”) pertaining to the registration of 600,000 shares of common stock, $1.00 par value per share, issuable under the Boston Private Financial Holdings, Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”).

The Registrant is filing this Post-Effective Amendment No. 1 to deregister all securities that were previously registered and remain unsold or otherwise unissued under the 401 (k) Plan, and for which the Registration Statements had remained in effect.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on the 28th day of December, 2012.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Clayton G. Deutsch
Clayton G. Deutsch President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ David J. Kaye
David J. Kaye Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clayton G. Deutsch Clayton G. Deutsch	President, Chief Executive Officer and Director (Principal Executive Officer)	December 28, 2012

/s/ David J. Kaye David J. Kaye	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 28, 2012

/s/ Joseph D. Regan Joseph D. Regan	Senior Vice President, Controller and Treasurer (Principal Accounting Officer)	December 28, 2012

/s/ Stephen M. Waters Stephen M. Waters	Chairman	December 28, 2012

/s/ Herbert S. Alexander Herbert S. Alexander	Director	December 28, 2012

/s/ Eugene S. Colangelo Eugene S. Colangelo	Director	December 28, 2012

/s/ Lynn Thompson Hoffman Lynn Thompson Hoffman	Director	December 28, 2012

/s/ Deborah F. Kuenstner Deborah F. Kuenstner	Director	December 28, 2012

/s/ John Morton, III John Morton, III	Director	December 28, 2012

/s/ William J. Shea William J. Shea	Director	December 28, 2012

/s/ Dr. Allen L. Sinai Dr. Allen L. Sinai	Director	December 28, 2012